Exhibit 99.1

NEWS release

P.O. Box 10, Manitowoc, WI 54221-0010

For further information, contact:

Kevin M LeMahieu, Chief Financial Officer

Phone: (920) 652-3200 / klemahieu@bankfirst.com

FOR IMMEDIATE RELEASE

Bank First Announces Net Income for the Third Quarter of 2023

•	Net income of $14.8 million and $39.6 million for the three and nine months ended September 30, 2023, respectively

•	Earnings per common share of $1.43 and $3.89 for the three and nine months ended September 30, 2023, respectively

•	Annualized return on average assets of 1.44% and 1.31% for the three and nine months ended September 30, 2023, respectively

•	Quarterly cash dividend of $0.30 per share declared, matching the prior quarter and a 20.0% increase from the prior-year third quarter

MANITOWOC, Wis, October 17, 2023 -- Bank First Corporation (NASDAQ: BFC) (“Bank First” or the “Bank”), the holding company for Bank First, N.A., reported net income of $14.8 million, or $1.43 per share, for the third quarter of 2023, compared with net income of $10.5 million, or $1.26 per share, for the prior-year third quarter. For the nine months ended September 30, 2023, Bank First earned $39.6 million, or $3.89 per share, compared to $32.4 million, or $4.15 per share for the same period in 2022. After removing the impact of one-time expenses related to acquisitions as well as gains and losses on sales of securities and other real estate owned (“OREO”), the Bank reported adjusted net income (non-GAAP) of $15.1 million, or $1.46 per share, for the third quarter of 2023, compared with $14.0 million, or $1.70 per share, for the prior-year third quarter. For the first nine months of 2023, adjusted net income (non-GAAP) totaled $44.4 million, or $4.38 per share, compared to $36.6 million, or $4.69 per share for the same period in 2022.

Operating Results

Net interest income (“NII”) during the third quarter of 2023 was $34.1 million, down $0.2 million from the previous quarter but up $6.4 million from the third quarter of 2022. The impact of purchase accounting increased NII by $1.8 million, or $0.13 per share after tax, during the third quarter of 2023, compared to $2.5 million, or $0.18 per share after tax, during the previous quarter and $0.7 million, or $0.07 per share after tax, during the third quarter of 2022.

Net interest margin (“NIM”) was 3.71% for the third quarter of 2023, compared to 3.77% for the previous quarter and 3.63% for the third quarter of 2022. NII from purchase accounting increased NIM by 0.19%, 0.27% and 0.10% for each of these periods, respectively. While the Bank’s average rate paid on interest-bearing liabilities has continued to rise throughout 2023, increasing average rates earned on interest-earning assets as well as the beneficial impact of the Bank’s continuing high percentage of noninterest-bearing deposits (32.1% of the Bank’s total core deposits at September 30, 2023) have allowed the Bank’s net interest margin, excluding purchase accounting impacts, to expand quarter-over-quarter for the last two quarters.

Bank First did not record a provision for credit losses during the third quarter of 2023, matching the previous quarter and the third quarter of 2022. Provision expense was $4.2 million for the first nine months of 2023 compared to $1.7 million for the same period during 2022. The acquisition of the loan portfolio of Hometown Bancorp, Ltd. (“Hometown”) during the first quarter of 2023 resulted in a day 1 provision for credit losses expense of $3.6 million as required under the Current Expected Credit Losses (“CECL”) methodology, which the Bank adopted on January 1, 2023. The lack of a provision for credit losses during the second and third quarter of 2023 was the result of continued strong asset quality metrics discussed later in this release. Recoveries of previously charged-off loans exceeded currently charged-off loans by $0.1 million through the first nine months of 2023, compared to recoveries exceeding charge-offs by $1.0 million through the first nine months of 2022.

Noninterest income was $5.3 million for the third quarter of 2023, compared to $4.6 million and $5.2 million for the prior quarter and third quarter of 2022, respectively. Service charge income increased by $0.1 million, or 3.1%, and $0.4 million, or 31.7%, from the prior quarter and prior-year third quarter, respectively, as a result of the added scale from the acquisitions of Denmark Bancshares, Inc. (“Denmark”) and Hometown. Income provided by the Bank’s investment in Ansay & Associates increased by $0.1 million from the prior-year third quarter while declining $0.2 million from the prior quarter. Income from this investment increased by $0.5 million, or 21.4%, through the first nine months of 2023 compared to the same period in 2022. Loan servicing income from loans previously sold to the secondary market with servicing rights, and therefore servicing income, retained by the Bank matched the prior quarter but increased by $0.2 million, or 49.5% from the prior-year third quarter. Sold but serviced loan portfolios acquired from Denmark and Hometown totaled $159.5 million and $343.6 million, respectively, leading to this increase in loan servicing income. The Bank experienced a $0.2 million positive valuation adjustment to its mortgage servicing rights asset during the third quarter of 2023 which compared favorably to a $0.5 million negative adjustment in the prior quarter, but unfavorably to a $0.9 million positive adjustment during the prior-year third quarter.

Noninterest expense was $19.6 million in the third quarter of 2023, compared to $19.9 million during the prior quarter and $18.9 million during the third quarter of 2022. Most areas of noninterest expense have increased over the past five quarters as a result of added operational scale from the acquisitions of Denmark and Hometown, which increased the Bank’s total assets by $1.13 billion, or 38.0%, from the end of the second quarter of 2022 to the end of the third quarter of 2023. Expenses directly attributable to these acquisitions have also caused volatility in several noninterest expense areas, most notably personnel, occupancy and outside service fee expenses during the third quarter of 2022 and the first quarter of 2023. Core deposit intangible assets of $15.1 million and $16.5 million created by the Denmark and Hometown acquisitions, respectively, have also created an increase in amortization of intangible assets expense over the last five quarters. Finally, net losses on sales of OREO totaled $0.1 million during the third quarter of 2023 compared to $0.5 million during the prior quarter and no loss during the third quarter of 2022. All losses noted in the current and prior quarter related to operating locations acquired from Hometown and Denmark, as well as one from a previously acquired institution, which were not utilized as operating locations by Bank First. At the start of the second quarter of 2023 Bank First held nine such buildings, but finished the third quarter with only two as a result of these sales.

The current Wisconsin state budget, signed by Governor Evers on July 5, 2023, included a provision offering an income tax exclusion on income earned from commercial loans of $5 million or less, originated for business or agricultural purposes to borrowers who reside or are located in the state of Wisconsin. This exclusion is retroactive to January 1, 2023. As a result of this provision, Bank First reversed $2.4 million in income tax expense which had been recorded during the first two quarters of 2023. Also as a result of this provision, Bank First’s lower anticipated future effective tax rate required an allowance to be made against the Bank’s deferred tax asset, which increased income tax expense by $2.9 million. These two entries netted to a one-time $0.5 million increase to income tax expense for the third quarter of 2023.

Balance Sheet

Total assets were $4.09 billion at September 30, 2023, a $427.1 million increase from December 31, 2022, and a $446.8 million increase from September 30, 2022. The preliminary fair value of assets acquired in the Hometown acquisition during the first quarter of 2023 totaled approximately $614.4 million.

Total loans were $3.36 billion at September 30, 2023, up $416.6 million from December 31, 2022, and up $496.3 million from September 30, 2022. Loans grew 5.0% on an annualized basis during the third quarter of 2023.

Total deposits, nearly all of which remain core deposits, were $3.40 billion at September 30, 2023, up $338.1 million from December 31, 2022, and up $260.1 million from September 30, 2022. As mentioned earlier in this release, noninterest-bearing demand deposits comprised 32.1% of the Bank’s total core deposits at September 30, 2023, compared to 31.1% and 31.3% at December 31 and September 30, 2022, respectively.

Asset Quality

Nonperforming assets at September 30, 2023 remained negligible, totaling $5.2 million compared to $6.7 million and $6.2 million at the end of the fourth and third quarters of 2022, respectively. Nonperforming assets to total assets ended the third quarter of 2023 at 0.13%, down from 0.18% at the end of the fourth and third quarters of 2022. Nonperforming assets at September 30, 2023 included two properties valued at $1.8 million that were previously operating branch locations of acquired institutions which are no longer part of the Bank’s branch network. These properties have all been listed for sale.

Capital Position

Stockholders’ equity totaled $577.3 million at September 30, 2023, an increase of $124.2 million from the end of 2022 and $137.9 million from September 30, 2022. The acquisition of Hometown during the first quarter of 2023 increased total stockholders’ equity by $115.1 million. Bank First’s tangible common equity (non-GAAP) increased by $47.6 million and $63.6 million during the first nine months of 2023 and trailing twelve months, respectively. The Bank’s book value per common share totaled $55.62 at September 30, 2023 compared to $50.22 at December 31, 2022 and $48.67 at September 30, 2022. Tangible book value per common share (non-GAAP) totaled $36.00 at September 30, 2023 compared to $36.14 at December 31, 2022 and $34.34 at September 30, 2022.

Dividend Declaration

Bank First’s Board of Directors approved a quarterly cash dividend of $0.30 per common share, payable on January 10, 2024, to shareholders of record as of December 27, 2023. This dividend represents a 20.0% increase over the dividend declared one year earlier.

Subsequent Transactions

The Bank sold 100% of its member interest in UFS, LLC in a transaction which closed on October 1, 2023. This transaction resulted in proceeds of $52.2 million and a pre-tax gain of $39.3 million which will be realized during the fourth quarter of 2023.

On October 2, 2023, the Bank repaid $11.5 million in subordinated debt owed to three financial institutions. Interest expense related to this debt, each of which carried an interest rate of 9.0%, totaled over $1.0 million annually.

Bank First Corporation provides financial services through its subsidiary, Bank First, N.A., which was incorporated in 1894. Bank First offers loan, deposit and treasury management products at each of its 26 banking locations in Wisconsin. The Bank has grown through both acquisitions and de novo branch expansion. The Bank employs approximately 385 full-time equivalent staff and has assets of approximately $4.1 billion. Insurance services are available through our bond with Ansay & Associates, LLC. Trust, investment advisory and other financial services are offered through the Bank’s partnership with Legacy Private Trust and an alliance with Morgan Stanley. Prior to October 1, 2023, the Bank was a co-owner of a bank technology outfitter, UFS, LLC, which provides digital, core, cybersecurity, managed information technology and private cloud services. Further information about Bank First Corporation is available by clicking on the Shareholder Services tab at www.bankfirst.com.

# # #

Forward-Looking Statements: Certain statements contained in this press release and in other recent filings may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements include, without limitation, statements relating to the timing, benefits, costs, and synergies of the mergers with Denmark and Hometown, statements relating to our projected growth, anticipated future financial performance, financial condition, credit quality and management’s long-term performance goals, and statements relating to the anticipated effects on our business, financial condition and results of operations from expected developments or events, our business, growth and strategies. These statements can generally be identified by the use of the words and phrases “may,” “will,” “should,” “could,” “would,” “goal,” “plan,” “potential,” “estimate,” “project,” “believe,” “intend,” “anticipate,” “expect,” “target,” “aim,” “predict,” “continue,” “seek,” “projection,” and other variations of such words and phrases and similar expressions.

These forward-looking statements are not historical facts, and are based upon current expectations, estimates, and projections, many of which, by their nature, are inherently uncertain and beyond Bank First’s control. The inclusion of these forward-looking statements should not be regarded as a representation by Bank First or any other person that such expectations, estimates, and projections will be achieved. Accordingly, Bank First cautions shareholders and investors that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions, and uncertainties that are difficult to predict. Actual results may prove to be materially different from the results expressed or implied by the forward-looking statements. A number of factors could cause actual results to differ materially from those contemplated by the forward-looking statements including, without limitation, (1) business and economic conditions nationally, regionally and in our target markets, particularly in Wisconsin and the geographic areas in which we operate, (2) changes in government interest rate policies, (3) our ability to effectively manage problem credits, (4) the risks associated with Bank First’s pursuit of future acquisitions, (5) Bank First’s ability to successful execute its various business strategies, including its ability to execute on potential acquisition opportunities, and (6) general competitive, economic, political, and market conditions.

This communication contains non-GAAP financial measures, such as non-GAAP adjusted net income, non-GAAP adjusted earnings per common share, adjusted earnings return on assets, tangible book value per common share, and tangible common equity to tangible assets. Management believes such measures to be helpful to management, investors and others in understanding Bank First's results of operations or financial position. When non-GAAP financial measures are used, the comparable GAAP financial measures, as well as the reconciliation of the non-GAAP measures to the GAAP financial measures, are provided.  See " Non-GAAP Financial Measures" below. The non-GAAP net income measure and related reconciliation provide information useful to investors in understanding the operating performance and trends of Bank First and also aid investors in comparing Bank First's financial performance to the financial performance of peer banks.  Management considers non-GAAP financial ratios to be critical metrics with which to analyze and evaluate financial condition and capital strengths. While non-GAAP financial measures are frequently used by stakeholders in the evaluation of a corporation, they have limitations as analytical tools and should not be considered in isolation or as a substitute for analyses of results as reported under GAAP.

Further information regarding Bank First and factors which could affect the forward-looking statements contained herein can be found in Bank First's Annual Report on Form 10-K for the fiscal year ended December 31, 2022, and its other filings with the Securities and Exchange Commission (the “SEC”). Many of these factors are beyond Bank First’s ability to control or predict. If one or more events related to these or other risks or uncertainties materialize, or if the underlying assumptions prove to be incorrect, actual results may differ materially from the forward-looking statements. Accordingly, shareholders and investors should not place undue reliance on any such forward-looking statements. Any forward-looking statement speaks only as of the date of this press release, and Bank First undertakes no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law. New risks and uncertainties may emerge from time to time, and it is not possible for Bank First to predict their occurrence or how they will affect the company.

Bank First Corporation

Consolidated Financial Summary (Unaudited)

(In thousands, except share and per share data)	At or for the Three Months Ended					At or for the Nine Months Ended
	9/30/2023	6/30/2023	3/31/2023	12/31/2022	9/30/2022	9/30/2023	9/30/2022
Results of Operations:
Interest income	$46,989	$45,929	$40,902	$35,754	$30,740	$133,820	$80,780
Interest expense	12,931	11,657	8,668	5,132	3,047	33,256	7,317
Net interest income	34,058	34,272	32,234	30,622	27,693	100,564	73,463
Provision for credit losses *	-	-	4,182	500	-	4,182	1,700
Net interest income after provision for credit losses *	34,058	34,272	28,052	30,122	27,693	96,382	71,763
Noninterest income	5,254	4,554	5,849	3,896	5,166	15,657	15,805
Noninterest expense	19,647	19,946	19,664	17,254	18,895	59,257	44,699
Income before income tax expense	19,665	18,880	14,237	16,764	13,964	52,782	42,869
Income tax expense	4,861	4,748	3,557	3,920	3,431	13,166	10,499
Net income	$14,804	$14,132	$10,680	$12,844	$10,533	$39,616	$32,370

Earnings per common share - basic	$1.43	$1.37	$1.09	$1.43	$1.26	$3.89	$4.15
Earnings per common share - diluted	1.43	1.37	1.09	1.43	1.26	3.89	4.15

Common Shares:
Basic weighted average	10,330,779	10,331,725	9,714,184	8,962,400	8,205,914	10,127,708	7,737,089
Diluted weighted average	10,353,621	10,346,575	9,737,879	8,993,685	8,228,197	10,150,990	7,757,726
Outstanding	10,379,071	10,389,240	10,407,114	9,021,697	9,028,629	10,379,071	9,028,629

Noninterest income / noninterest expense:
Service charges	$1,821	$1,766	$1,599	$1,564	$1,383	$5,186	$4,246
Income from Ansay	791	950	1,071	242	671	2,812	2,316
Income from UFS	784	770	890	935	852	2,444	2,120
Loan servicing income	734	749	636	545	491	2,119	1,377
Valuation adjustment on mortgage servicing rights	229	(548)	779	19	885	460	2,846
Net gain on sales of mortgage loans	248	236	140	222	264	624	1,338
Other noninterest income	647	631	734	369	620	2,012	1,562
Total noninterest income	$5,254	$4,554	$5,849	$3,896	$5,166	$15,657	$15,805

Personnel expense	$10,216	$9,870	$9,912	$8,162	$10,812	$29,998	$24,993
Occupancy, equipment and office	1,455	1,317	1,591	1,962	1,176	4,363	3,505
Data processing	2,153	2,094	1,864	1,971	1,577	6,111	4,353
Postage, stationery and supplies	244	224	380	229	215	848	542
Advertising	60	85	81	66	61	226	205
Charitable contributions	229	228	223	165	150	680	553
Outside service fees	1,438	1,347	2,202	1,631	2,538	4,987	5,096
Net loss (gain) on other real estate owned	53	489	-	-	-	542	(146)
Net loss on sales of securities	-	-	75	-	-	75	-
Amortization of intangibles	1,626	1,672	1,422	980	751	4,720	1,338
Other noninterest expense	2,173	2,620	1,914	2,088	1,615	6,707	4,260
Total noninterest expense	$19,647	$19,946	$19,664	$17,254	$18,895	$59,257	$44,699

Period-end balances:
Cash and cash equivalents	$75,776	$111,326	$169,691	$119,350	$143,441	$75,776	$143,441
Investment securities available-for-sale, at fair value	179,046	191,303	197,895	304,637	303,280	179,046	303,280
Investment securities held-to-maturity, at cost	77,154	77,708	78,032	45,097	40,826	77,154	40,826
Loans	3,355,549	3,314,481	3,323,296	2,893,978	2,859,293	3,355,549	2,859,293
Allowance for credit losses - loans *	(43,404)	(43,409)	(43,316)	(22,680)	(23,045)	(43,404)	(23,045)
Premises and equipment	70,994	66,958	63,736	56,448	57,019	70,994	57,019
Goodwill and core deposit intangible, net	203,705	205,329	207,022	127,036	129,361	203,705	129,361
Mortgage servicing rights	13,733	13,504	14,052	9,582	9,563	13,733	9,563
Other assets	154,966	154,871	156,820	126,984	121,016	154,966	121,016
Total assets	4,087,519	4,092,071	4,167,228	3,660,432	3,640,754	4,087,519	3,640,754

Deposits	3,398,293	3,405,736	3,463,235	3,060,229	3,138,201	3,398,293	3,138,201
Securities sold under repurchase agreements	17,191	23,802	46,636	97,196	21,963	17,191	21,963
Borrowings	70,319	70,269	70,994	25,429	26,069	70,319	26,069
Other liabilities	24,387	21,392	23,991	24,475	15,106	24,387	15,106
Total liabilities	3,510,190	3,521,199	3,604,856	3,207,329	3,201,339	3,510,190	3,201,339

Stockholders' equity	577,329	570,872	562,372	453,103	439,415	577,329	439,415

Book value per common share	$55.62	$54.95	$54.04	$50.22	$48.67	$55.62	$48.67
Tangible book value per common share (non-GAAP)	$36.00	$35.18	$34.14	$36.14	$34.34	$36.00	$34.34
Average balances:
Loans	$3,324,729	$3,312,353	$3,135,438	$2,860,967	$2,640,397	$3,258,199	$2,419,451
Interest-earning assets	3,671,620	3,683,143	3,524,672	3,316,406	3,062,921	3,627,015	3,013,382
Total assets	4,092,565	4,100,549	3,901,713	3,633,251	3,349,615	4,032,308	3,249,469
Deposits	3,423,760	3,407,650	3,269,838	3,111,328	2,911,561	3,367,647	2,675,199
Interest-bearing liabilities	2,411,062	2,437,034	2,334,956	2,198,549	2,034,158	2,394,630	2,055,732
Goodwill and other intangibles, net	204,556	206,209	160,156	111,440	90,962	190,470	69,861
Stockholders' equity	576,315	567,531	520,212	446,579	401,130	554,892	347,442

Financial ratios:
Return on average assets **	1.44%	1.38%	1.11%	1.40%	1.25%	1.31%	1.33%
Return on average common equity **	10.19%	9.99%	8.33%	11.41%	10.42%	9.55%	12.46%
Average equity to average assets	14.08%	13.84%	13.33%	12.29%	11.98%	13.76%	10.69%
Stockholders' equity to assets	14.12%	13.95%	13.50%	12.38%	12.07%	14.12%	12.07%
Tangible equity to tangible assets (non-GAAP)	9.62%	9.40%	8.97%	9.23%	8.83%	9.62%	8.83%
Loan yield **	5.23%	5.20%	4.96%	4.58%	4.29%	5.13%	4.13%
Earning asset yield **	5.11%	5.04%	4.74%	4.32%	4.03%	4.97%	3.63%
Cost of funds **	2.13%	1.92%	1.51%	0.93%	0.59%	1.86%	0.48%
Net interest margin, taxable equivalent **	3.71%	3.77%	3.74%	3.71%	3.63%	3.74%	3.30%
Net loan charge-offs to average loans **	0.00%	-0.01%	0.00%	0.12%	-0.05%	-0.01%	-0.04%
Nonperforming loans to total loans	0.10%	0.15%	0.14%	0.15%	0.17%	0.10%	0.17%
Nonperforming assets to total assets	0.13%	0.18%	0.22%	0.18%	0.18%	0.13%	0.18%
Allowance for credit losses - loans to total loans*	1.29%	1.31%	1.30%	0.78%	0.81%	1.29%	0.81%

Non-GAAP Financial Measures
Adjusted net income reconciliation
Net income (GAAP)	$14,804	$14,132	$10,680	$12,844	$10,533	$39,616	$32,370
Acquisition related expenses	312	171	1,342	1,381	4,638	1,825	5,672
Provision for credit losses related to acquisition	-	-	3,552	-	-	3,552	-
Losses (gains) on sales of securities and OREO	53	489	75	-	-	617	(146)
Adjusted net income before income tax impact	15,169	14,792	15,649	14,225	15,171	45,610	37,896
Income tax impact of adjustments	(77)	(165)	(971)	(347)	(1,129)	(1,213)	(1,262)
Adjusted net income (non-GAAP)	$15,092	$14,627	$14,678	$13,878	$14,042	$44,397	$36,634

Adjusted earnings per share calculation
Adjusted net income (non-GAAP)	$15,092	$14,627	$14,678	$13,878	$14,042	$44,397	$36,634
Basic weighted average common shares outstanding	10,330,779	10,331,725	9,714,184	8,962,400	8,205,914	10,127,708	7,737,089
Adjusted earnings per share (non-GAAP)	$1.46	$1.42	$1.50	$1.54	$1.70	$4.38	$4.69

Annualized return of adjusted earnings on average assets calculation
Adjusted net income (non-GAAP)	$15,092	$14,627	$14,678	$13,878	$14,042	$44,397	$36,634
Average total assets	$4,092,565	$4,100,549	$3,901,713	$3,633,251	$3,349,615	$4,032,308	$3,249,469
Annualized return of adjusted earnings on average assets (non-GAAP)	1.48%	1.43%	1.53%	1.55%	1.70%	2.22%	1.51%

Tangible assets reconciliation
Total assets (GAAP)	$4,087,519	$4,092,071	$4,167,228	$3,660,432	$3,640,754	$4,087,519	$3,640,754
Goodwill	(175,106)	(175,104)	(175,125)	(110,206)	(111,551)	(175,106)	(111,551)
Core deposit intangible, net of amortization	(28,599)	(30,225)	(31,897)	(16,829)	(17,810)	(28,599)	(17,810)
Tangible assets (non-GAAP)	$3,883,814	$3,886,742	$3,960,206	$3,533,397	$3,511,393	$3,883,814	$3,511,393

Tangible common equity reconciliation
Total stockholders’ equity (GAAP)	$577,329	$570,872	$562,372	$453,103	$439,415	$577,329	$439,415
Goodwill	(175,106)	(175,104)	(175,125)	(110,206)	(111,551)	(175,106)	(111,551)
Core deposit intangible, net of amortization	(28,599)	(30,225)	(31,897)	(16,829)	(17,810)	(28,599)	(17,810)
Tangible common equity (non-GAAP)	$373,624	$365,543	$355,350	$326,068	$310,054	$373,624	$310,054

Tangible book value per common share calculation
Tangible common equity (non-GAAP)	$373,624	$365,543	$355,350	$326,068	$310,054	$373,624	$310,054
Common shares outstanding at the end of the period	10,379,071	10,389,240	10,407,114	9,021,697	9,028,629	10,379,071	9,028,629
Tangible book value per common share (non-GAAP)	$36.00	$35.18	$34.14	$36.14	$34.34	$36.00	$34.34

Tangible equity to tangible assets calculation
Tangible common equity (non-GAAP)	$373,624	$365,543	$355,350	$326,068	$310,054	$373,624	$310,054
Tangible assets (non-GAAP)	$3,883,814	$3,886,742	$3,960,206	$3,533,397	$3,511,393	$3,883,814	$3,511,393
Tangible equity to tangible assets (non-GAAP)	9.62%	9.40%	8.97%	9.23%	8.83%	9.62%	8.83%

* Prior to January 1, 2023, the incurred loss methodology was used to estimate credit losses. Subsequent to that date credit losses are estimated using the CECL methodology.

** Components of the quarterly ratios were annualized.

Bank First Corporation
Average assets, liabilities and stockholders' equity, and average rates earned or paid

	Three Months Ended
	September 30, 2023			September 30, 2022
	Average Balance	Interest Income/ Expenses (1)	Rate Earned/ Paid (1)	Average Balance	Interest Income/ Expenses (1)	Rate Earned/ Paid (1)
	(dollars in thousands)
ASSETS
Interest-earning assets
Loans (2)
Taxable	$3,219,654	$169,083	5.25%	$2,545,855	$109,147	4.29%
Tax-exempt	105,075	4,691	4.46%	94,542	4,227	4.47%
Securities
Taxable (available for sale)	176,363	6,933	3.93%	240,261	5,453	2.27%
Tax-exempt (available for sale)	33,629	1,111	3.30%	81,355	2,143	2.63%
Taxable (held to maturity)	73,007	2,595	3.55%	31,014	853	2.75%
Tax-exempt (held to maturity)	4,152	109	2.63%	5,196	134	2.58%
Cash, due from banks and other	59,740	3,140	5.26%	64,698	1,366	2.11%
Total interest-earning assets	3,671,620	187,662	5.11%	3,062,921	123,323	4.03%
Noninterest-earning assets	464,357			309,925
Allowance for loan losses	(43,412)			(23,231)
Total assets	$4,092,565			$3,349,615
LIABILITIES AND STOCKHOLDERS' EQUITY
Interest-bearing deposits
Checking accounts	$294,961	$5,762	1.95%	$262,003	$1,359	0.52%
Savings accounts	838,980	10,753	1.28%	750,027	3,224	0.43%
Money market accounts	661,274	13,582	2.05%	682,260	2,957	0.43%
Certificates of deposit	525,609	16,075	3.06%	297,622	2,725	0.92%
Brokered Deposits	874	20	2.29%	6,781	199	2.93%
Total interest-bearing deposits	2,321,698	46,192	1.99%	1,998,693	10,464	0.52%
Other borrowed funds	89,364	5,108	5.72%	35,465	1,625	4.58%
Total interest-bearing liabilities	2,411,062	51,300	2.13%	2,034,158	12,089	0.59%
Noninterest-bearing liabilities
Demand Deposits	1,102,062			912,868
Other liabilities	3,126			1,459
Total Liabilities	3,516,250			2,948,485
Stockholders' equity	576,315			401,130
Total liabilities & stockholders' equity	$4,092,565			$3,349,615
Net interest income on a fully taxable equivalent basis		136,362			111,234
Less taxable equivalent adjustment		(1,241)			(1,366)
Net interest income		$135,121			$109,868
Net interest spread (3)			2.98%			3.43%
Net interest margin (4)			3.71%			3.63%

(1)	Annualized on a fully taxable equivalent basis calculated using a federal tax rate of 21%.
(2)	Nonaccrual loans are included in average amounts outstanding.
(3)	Represents the difference between the weighted average yield on interest-earning assets and the weighted average cost of interest-bearing liabilities.
(4)	Represents net interest income on a fully tax equivalent basis as a percentage of average interest-earning assets.

Bank First Corporation
Average assets, liabilities and stockholders' equity, and average rates earned or paid

	Nine Months Ended
	September 30, 2023			September 30, 2022
	Average Balance	Interest Income/ Expenses (1)	Rate Earned/ Paid (1)	Average Balance	Interest Income/ Expenses (1)	Rate Earned/ Paid (1)
	(dollars in thousands)
ASSETS
Interest-earning assets
Loans (2)
Taxable	$3,155,397	$162,543	5.15%	$2,323,410	$95,783	4.12%
Tax-exempt	102,802	4,629	4.50%	96,041	4,215	4.39%
Securities
Taxable (available for sale)	199,164	6,234	3.13%	223,506	5,180	2.32%
Tax-exempt (available for sale)	38,310	1,218	3.18%	81,067	2,126	2.62%
Taxable (held to maturity)	66,895	2,407	3.60%	19,685	524	2.66%
Tax-exempt (held to maturity)	4,518	117	2.59%	5,464	141	2.58%
Cash, due from banks and other	59,929	3,021	5.04%	264,209	1,395	0.53%
Total interest-earning assets	3,627,015	180,169	4.97%	3,013,382	109,364	3.63%
Noninterest-earning assets	446,437			258,122
Allowance for loan losses	(41,144)			(22,035)
Total assets	$4,032,308			$3,249,469
LIABILITIES AND STOCKHOLDERS' EQUITY
Interest-bearing deposits
Checking accounts	$294,753	$5,145	1.75%	$244,615	$688	0.28%
Savings accounts	839,459	9,372	1.12%	643,841	2,494	0.39%
Money market accounts	664,758	11,883	1.79%	679,091	2,343	0.35%
Certificates of deposit	491,544	12,495	2.54%	255,197	2,147	0.84%
Brokered Deposits	4,005	115	2.87%	9,217	269	2.92%
Total interest-bearing deposits	2,294,519	39,010	1.70%	1,831,961	7,941	0.43%
Other borrowed funds	100,111	5,453	5.45%	223,771	1,842	0.82%
Total interest-bearing liabilities	2,394,630	44,463	1.86%	2,055,732	9,783	0.48%
Noninterest-bearing liabilities
Demand Deposits	1,073,128			843,238
Other liabilities	9,658			3,057
Total Liabilities	3,477,416			2,902,027
Stockholders' equity	554,892			347,442
Total liabilities & stockholders' equity	$4,032,308			$3,249,469
Net interest income on a fully taxable equivalent basis		135,706			99,581
Less taxable equivalent adjustment		(1,252)			(1,361)
Net interest income		$134,454			$98,220
Net interest spread (3)			3.11%			3.15%
Net interest margin (4)			3.74%			3.30%

(1)	Annualized on a fully taxable equivalent basis calculated using a federal tax rate of 21%.
(2)	Nonaccrual loans are included in average amounts outstanding.
(3)	Represents the difference between the weighted average yield on interest-earning assets and the weighted average cost of interest-bearing liabilities.
(4)	Represents net interest income on a fully tax equivalent basis as a percentage of average interest-earning assets.